UNITED STATES SECURITIESANDEXCHANGECOMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event	March 12, 2007
reported)

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada		T2P 5E9
(Address of principal executive offices)		(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X ☐ ☐ ☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 12, 2007, Big Sky Energy Corporation (the “Company”) announced the resignation of Bruce Hill Gaston as Chief Financial Officer and director.

Concurrent with the announcement of the resignation of Mr. Gaston, the Company announced the appointment of Mr. Pankaj Mittal as Chief Financial Officer.

Mr. Mittal has more than twenty (20) years of experience in the areas of financial management, internal audit and controls and management information systems (“MIS”). He has been a Certified Public Accountant in the United States since July 21, 2006 and a Chartered Accountant in India since July 14, 1987.

From March 1, 2004 through March 12, 2007, Mr. Mittal served as the Finance Manager of Berlanga Holding BV (“Berlanga”), a British Virgin Islands company involved in the exploration of oil and gas in Central Asia, as well as the drilling of oil (10,000 b.p.d) in Kazakhstan. At Berlanga, Mr. Mittal’s areas of responsibility included financial management, investment budget, offshore banking, consolidation and auditing. Mr. Mittal was also responsible for MIS, internal controls over reporting and new project financial input.

Mr. Mittal acted as the Finance Controller for Pt. Tirtamas Comexindo (“Pt. Tirtamas”) in Indonesia from 1996 through 1999 where his responsibilities (involving Pt. Tirtamas’ Russion operations) included financial and taxation matters, MIS, costing (including variance analysis), working capital analysis, stock control, fund and cash flow, investments and overhead budget. Mr. Mittal was also responsible for (involving Pt. Tirtamas’ Singapore operations) new projects, preparation of projects and feasibility reports, working capital assessment and diversification of expansion plans. Mr. Mittal also assisted Pt. Tirtamas in the acquisition of wood processing plants in the Archangelsk region of Russia and was involved in E-Com studies and portal creation.

Mr. Mittal was an Account Manager with the Sun Group of Companies in Moscow in early 1990s where his responsibilities included internal control over the CIS joint venture accounts and the instigation of management controls and information systems for monitoring plant performance.

In June 1979, Mr. Mittal graduated with a Bachelor of Commerce from M D University in India ) and was qualified as a Chartered Accountant by The Institute of Chartered Accountants in New Delhi, India in July 1987. Mr. Mittal began his finance career in a joint venture project with the Punjab State Industrial Development Corporation and, after working in India for approximately five (5) years, he relocated to Russia in 1993. Mr Mittal has many years of experience working in Kazakhstan and speaks Russian. In 2001, Mr Mittal and his family immigrated to Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:         March 13, 2007

BIG SKY ENERGY CORPORATION

By:_/s/ NANCY M. SWYER Name: Nancy M. Swyer Title: Corporate Secretary